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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT OF SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


                                  July 16, 2001
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                Date of Report (Date of earliest event reported)



                          ACCESS ANYTIME BANCORP, INC.
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             (Exact name of registrant as specified in its charter)


         Delaware                    0-28894                  85-0444597
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(State or other jurisdiction       (Commission               (IRS Employer
      of incorporation)            File Number)            Identification No)


                                 801 Pile Street
                            Clovis, New Mexico 88101
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                    (Address of principal Executive offices)


                                 (505) 762-4417
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              (Registrant's telephone number, including area code)



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        (Former name or former address, if changed since last report)


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ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE:

The following is a press release issued by the Company on July 17, 2001.

FOR IMMEDIATE RELEASE:
(ALBUQUERQUE, NEW MEXICO) JULY 17, 2001

ACCESS  ANYTIME  BANCORP,   INC.   COMPLETES  SALE  OF  FOUR  MILLION  DOLLARS
($4,000,000) OF TRUST PREFERRED SECURITIES

Access Anytime Bancorp, Inc. ("Access") (Nasdaq: AABC), the holding company for FIRSTBANK, announced today the issuance of $4 million of 10.25% Fixed Rate Capital Trust Pass-through Securities ("TRUPS(R)") of Access Anytime Capital Trust I with a liquidation value of $1,000 per share to mature 30 years from the date of issuance. The securities represent undivided beneficial interests in the trust, which was established by Access for the purpose of issuing the securities. The TRUPS were sold in a private transaction exempt from registration under the Securities Act of 1933, as amended (the "Act"), and have not been registered under the Act. The securities may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Access Anytime Capital Trust I used the proceeds from the sale of the 10.25% TRUPS to purchase Junior Subordinated Debentures of Access. Access intends to invest approximately $3 million of the net proceeds in FIRSTBANK, its bank subsidiary, to increase its capital levels. It also intends to use the remaining net proceeds for general corporate purposes.

The FIRSTBANK capital ratios after this injection of the new capital computed on a pro forma basis as of June 30, 2001 will be: Tier 1 Core Capital 8.81%, Tier 1 Risk Capital 12.05%, and Total Risk-based Capital 12.71%. In addition to increasing Tier 1 Capital to support current and future growth, other benefits to the Company are that the periodic interest payments are tax-deductible to Access and not dilutive to current common stockholders and earnings per share
(EPS) calculations.

This press release shall not constitute an offer to sell or the solicitation of any offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of any such state.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: Statements made in this news release that relate to future events are made pursuant to the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based upon current expectations and Access assumes no obligation to update this information. Because actual results may differ materially from expectations, Access cautions readers not to place undue reliance on these statements. A number of factors, including changes in economic conditions in the company's market area, changes in policies by regulatory agencies, fluctuations in interest rates, demand for loans in the company's market area, and competition, could cause actual results to differ materially from historical results and those presently anticipated or projected. For a detailed discussion of the important factors affecting Access, please see the company's Form 10-KSB for the year ended December 31, 2000 and Form 10-QSB for the quarter ended March 31, 2001 filed with the Securities and Exchange Commission.

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FIRSTBANK currently has offices in Albuquerque, Clovis, Gallup and Portales, New
Mexico. The Company's common stock trades on the Nasdaq SmallCap Market tier of the Nasdaq Stock Market under the symbol AABC.



SIGNATURES

      Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                    ACCESS ANYTIME BANCORP, INC.

DATE:   July 17, 2001

                                    By: /s/ KEN HUEY, JR.
                                        --------------------------------
                                        Ken Huey, Jr. - President
                                        Chief Financial Officer and Director